UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012 (April 30, 2012)

AXION INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, New Jersey (Address of principal executive offices)	07974 (Zip Code)

Registrant’s telephone number, including area code: (908) 542-0888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 25, 2012, Axion International Holdings, Inc. (the “Company”) entered into a Memorandum of Understanding (the “MOU”) with Melvin Lenkin (“Lenkin”), Samuel Rose (“Rose”) and Allen Kronstadt (“Kronstadt” and collectively with Lenkin and Rose, the “Investors”). Pursuant to the MOU, the Company agreed to issue to the Investors or their assigns demand promissory notes (each, a “Demand Note” and collectively, the “Demand Notes”) in the principal amount of $1,666,666 with respect to the Demand Note issued to Lenkin or assigns, $1,666,667 with respect to the Demand Note issued to Rose or assigns and $1,666,667 with respect to the Demand Note issued to Kronstadt or assigns.  Interest accrues on the unpaid principal balance of each Demand Note at a rate of 8.00% per annum. The principal balance of each Demand Note, together with accrued and unpaid interest, is due and payable at any time after June 30, 2012 on demand. The issuance of such Demand Notes is being made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Pursuant to the terms of the MOU, the Company and the Investors agree to use commercially reasonable efforts to negotiate and execute definitive agreements pursuant to which the Investors shall severally purchase an aggregate of $10,000,000 of convertible debt from the Company, $5,000,000 of which will be paid for by converting the outstanding principal balance of the Demand Notes, and $5,000,000 of which will be paid for in cash on December 1, 2012.

On November 9, 2011, the Company and Rose entered into a Revolving Credit Agreement pursuant to which Rose agreed to lend up to $2,000,000 to the Company on a revolving basis. The obligations under the Revolving Credit Agreement are secured pursuant to the Security Agreement, dated November 9, 2011, between the Company and Rose, and are evidenced by the Revolving Credit Note, dated November 9, 2011, issued by the Company in favor of Rose. The foregoing documents are attached as Exhibits 10.1, 10.2 and 10.3 to the Company’s Quarterly Report on Form 10-Q, filed on November 14, 2011.

Based on the Company’s records and a Schedule 13G filed by Rose and Julie Walters on February 9, 2012, Rose and Julie Walters beneficially own, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, approximately 7.7% of the outstanding shares of common stock of the Company. Based on the Company’s records, Lenkin beneficially owns, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, approximately 8.2% of the outstanding shares of common stock of the Company.

ITEM 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Form of Demand Promissory Note issued by the Company in favor of the Investors or assigns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 4, 2012	AXION INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Donald W. Fallon
Donald W. Fallon Chief Financial Officer

Exhibit Index

Exhibit No. Description

4.1         Form of Demand Promissory Note issued by the Company in favor of the Investors or assigns.